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                                                                      Exhibit 16


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

We were previously the independent auditors for Moro Corporation (0-28628) ("Company"). We resigned our position as the Company's auditors. We have read the Company's statements included under Item 4 of its Form 8-K dated September 10, 2002, and agree with such statements.

Very truly yours,


/s/ Larson, Allen, Weishair & Co., LLP
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Larson, Allen, Weishair & Co., LLP

Blue Bell, Pennsylvania 19422
September 10, 2002